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                                                                     EXHIBIT 4.6

                                   EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                           CONVERTIBLE PROMISSORY NOTE

$______________                                              __________ __, 2002


        NexPrise, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to _________________ ("Holder"), the principal sum of __________________ Dollars ($__________) (the "Principal Amount") with interest as provided below. The Principal Amount hereof and any shares of Company Common Stock to which such Principal Amount is convertible to is subject to reduction from time to time pursuant to and as provided in Section 1.6(a) of the Agreement and Plan of Merger and Reorganization, dated as of ______ __, 2002, by and among the Company, Indigo Acquisition Corporation, InfoPrise, Inc., Raj Tolani, Can Nguyen and Timeline Venture Investors I, LP, as principal stockholders, and Timeline Venture Management, LLC, as securityholders' agent (the "Merger Agreement").

        1. Payment.

            1.1 Payment. Subject to the provisions of Section 2 hereof relating to the conversion of this Note, the unpaid Principal Amount and any accrued and unpaid interest thereon shall be payable on __________ ___, 2007 (the "Maturity Date"). Payments hereunder shall be made by the Company to the Holder, at the address as provided to the Company by the Holder in writing, in lawful money of the United States of America. Interest shall accrue with respect to the unpaid Principal Amount from the date of this Note until such principal is paid or converted as provided in Section 2 hereof at a rate of six percent (6.0%) per annum, without compounding, which interest shall be computed on the basis of a 365-day year. However, if all or a portion of the Principal Amount shall not be paid when due, any such overdue amount shall bear interest at a rate per annum (the "Penalty Interest") which is equal to the lesser of (a) four percent (4%) above the "Prime Rate" as listed in The Wall Street Journal Money Rates report from time to time (the "Prime Rate"), or (b) twelve percent (12%), from the date of such nonpayment until paid in full, payable on demand. Forty percent (40%) of the interest accrued with respect to the principal sum hereunder shall be due and payable (x) annually on each one-year anniversary of the date of this Note, and (y) on any date of conversion pursuant to Section 2 hereof. The remaining unpaid interest on the principal sum hereunder shall be due and payable on the Maturity Date.


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            1.2 Prepayment. The Company shall have the right, upon at least ten
(10) days prior written notice to Holder, and without premium or penalty, to prepay, in whole or in part, the principal outstanding and/or the interest accrued hereunder; provided, however, that Company may not exercise such right under this Section 1.2 unless for the two (2) trading days prior to such notice, the closing sale price of Company common stock as reported on the Nasdaq National Market System, or the principle market the Company common stock is then traded, as adjusted proportionately to reflect any stock split, stock combination or stock dividend after the date hereof, is at least $1.50 per share. Notwithstanding the foregoing, the restriction with respect to minimum closing price on the Company's right to exercise its prepayment right set forth in the preceding sentence shall not have any force and effect if such prepayment is made in connection with any transaction contemplated by Section 2.6.

            1.3 Merger Agreement. This Note is one of the "Convertible Promissory Notes" issued on [______________] (the "Issuance Date") in the maximum aggregate principal amount of $3,040,000 referenced in the Merger Agreement, and is issued pursuant to the Merger Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the indebtedness evidenced hereby was incurred.

            1.4 Acceleration. The principal outstanding hereunder and all accrued and unpaid interest shall be immediately due and payable in full without notice, demand, presentment, protest or other formalities of any kind in the event that: (a) the Company files a voluntary petition in bankruptcy or otherwise voluntarily commences an action or proceeding seeking reorganization of the Company's debts or for any other relief under title 11 of the United States Code (as amended, the "Bankruptcy Code") or under any other insolvency act or law; (b) the Company applies for or acquiesces in the appointment of a receiver, assignee, liquidator, custodian, or trustee for all substantially all of its properties; (c) an involuntary petition shall be filed or an action or proceeding otherwise commenced, seeking reorganization of the debts of the Company or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, and such petition or proceeding shall not be stayed or dismissed within sixty (60) days after the filing or commencement thereof; or (d) a receiver, liquidator, assignee, trustee or similar official is appointed for substantially all of the Company's properties. In the event Company fails to pay to Holder any interest under Section 1.1 when due, Holder shall send written notice to the Company, and if such failure to pay is not cured by the Company within ten (10) days of such notice, Holder may elect, upon written notice (the "Election Notice") to Company within five (5) days of the date upon which the Company's right to cure pursuant to this sentence expires, that either (a) the principal outstanding hereunder and all accrued and unpaid interest shall be immediately due and payable within ten (10) days of such Election Notice, without demand, presentment, protest or other formalities of any kind or (b) any such overdue interest amount shall bear Penalty Interest; provided, however, that in the event Holder elects clause (a) of the foregoing, any amounts due under clause (a) shall not be subject to Penalty Interest under Section 1.1 or otherwise.

        2. Conversion.

            2.1 Conversion. Holder has the right, at its option, at any time prior to the Maturity Date, to convert any of the then outstanding unpaid and unconverted Principal Amount hereof (as may be reduced from time to time pursuant to and as provided in Section 1.6(a) of the


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Merger Agreement) (the "Elected Amount") into that number of shares of the
Company's Common Stock, as said shares shall be constituted at the date of conversion (the "Stock"), obtained by dividing such Elected Amount by $1.25 (the "Conversion Price"), upon surrender of this Note, together with a conversion notice in the form attached hereto as Exhibit A (and if such conversion is effected on a date which is on or before the one year anniversary of the Issuance Date (such one year anniversary, the "Share Release Date"), together with a stock power in the form attached hereto as Exhibit B), to the Company at the office or agency of the Company maintained for that purpose as designated in writing to the Holder (the "Conversion Office"). As of the Issuance Date, the Conversion Office is the address specified in Section 7 of this Note. The shares issuable on conversion are to be issued in the same name as the original Holder of this Note, unless this Note is duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. If any interest with respect to the Elected Amount remains unpaid as of the date of conversion, such interest shall also be deemed converted together with the Elected Amount, and the Conversion Price in effect immediately before such conversion shall be increased on the date of conversion by an amount (calculated to the nearest hundredth of a cent) equal to a fraction: (a) the numerator of which is the amount of interest accrued with respect to the Elected Amount but unpaid as of the date of conversion, and (b) the denominator of which is Two Million Four Hundred Thirty-Two Thousand (2,432,000). Except as expressly provided herein, no adjustment in respect of interest or dividends will be made upon any conversion. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note for conversion. Holder may only exercise the right to conversion set forth under this Section 2 up to a maximum of three times, and no further right to conversion shall exist after a third conversion of any portion of this Note and any new Notes issued as a remainder.

            2.2 Escrow of Shares.

                (a) With respect to any conversion pursuant to Section 2.1 above (but not a conversion pursuant to Section 2.6 hereof) effectuated on or before the Share Release Date, any shares of Stock into which the Elected Amount is converted shall be held in escrow and be subject to reduction from time to time pursuant to and as provided in Section 1.6(a) of the Merger Agreement. The Stock issued upon conversion shall be held by the Secretary of the Company or his designee (the "Escrow Holder"), along with a stock assignment executed by Holder in blank, until the Share Release Date, on which date any Stock held by the Escrow Holder shall, subject to reduction as provided in Section 1.6(a) of the Merger Agreement and the provisions of this Note, be released and sent to the respective owners of record. The Escrow Holder is hereby directed to permit transfer of the Stock only in accordance with this Note and the Merger Agreement or instructions signed by each of Holder and the Company. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment in accordance with the provisions of this Note and the Merger Agreement. For purposes of the provisions of the Merger Agreement relating to satisfaction of indemnification claims pursuant to Section 1.6(a) thereto, each share of Stock held in escrow shall be deemed to have a value equal to the Conversion Price. The Escrow Holder is hereby granted the power to effect any transfer of such shares held in escrow required by this Note and the Merger Agreement. Company shall cause its transfer agent to promptly issue such stock certificates as shall be required to effect such transfers. Company will not be required (a) to


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transfer on its books any Stock which will have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

                (b) Each Holder will have voting rights with respect to the Stock held in escrow with respect to such Holder so long as such Stock is held in escrow, and the Holders will retain and will be able to exercise all other incidents of ownership of said Stock which are not inconsistent with the terms and conditions of this Note and the Merger Agreement. Subject to the rights of the Company under the Merger Agreement and this Note, all beneficial interest in the escrow shall be the property of the Holders, and Company shall have no interest therein. Each of the Holders shall be obligated for all federal, state or local taxes applicable to such Holder's interest in the escrow.

            2.3 Right to Adjustment. The number of shares of Stock into which the Elected Amount may be converted shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:


                (a) In the event of a stock split, stock dividend or subdivision of or in respect of the outstanding shares of the Company's Common Stock, the Conversion Price then in effect immediately prior to such stock split, stock dividend or subdivision shall be proportionately decreased, effective at the close of business on the date of such stock split, stock dividend or subdivision, as the case may be.

                (b) In the event of a reverse stock split, consolidation, combination or other similar event of or in respect of the outstanding shares of the Company's Common Stock, the Conversion Price then in effect immediately prior to such stock split, stock dividend or subdivision shall be proportionately increased, effective at the close of business on the date of such reverse stock split, consolidation, combination or other similar event, as the case may be.

            2.4 Delivery of Note and Share Certificates. Upon conversion of this Note pursuant hereto the Elected Amount will be deemed to be converted into such shares of Stock, and the Holder, by acceptance of this Note, agrees to: (a) deliver the executed original of this Note to the Company prior to or at the time of such conversion, (b) execute deliver to the Company such agreements and certificates as the Company may request to document the issuance of the Stock; and (c) if required, pay all transfer or similar taxes. Subject to Section 2.2 hereof, on, or as soon as reasonably practicable after, such conversion and execution, the Company shall issue and deliver to the Holder a certificate or certificates for the number of full shares of Stock to which the Holder is entitled and a check or cash with respect to any fractional interest in a share of Stock. Upon the automatic conversion of this Note in accordance with the provisions of Section 2.6 hereof, the Company shall not be obligated to issue certificates evidencing the shares of the securities issuable upon conversion unless such Notes are delivered to the Company; Company shall, as soon as practicable after such delivery, issue and deliver to such Holder the certificates to which Holder is entitled and a check or cash with respect to any fractional interest in a share of Stock. Holder, by acceptance of this Note, agrees to: (a) deliver the executed original of this Note to the Company promptly after the time of such conversion, (b) execute and deliver to the Company such agreements and certificates as the Company may


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request to document the issuance of the Stock; and (c) if required, pay all transfer or similar taxes. Such conversion shall be deemed to have been made immediately prior to the closing of the transaction causing the automatic conversion. The Company covenants that all shares of Stock issued upon conversion will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges caused or created by the Company with respect to the issue thereof.

            2.5 Issuance of New Note. As soon as is practicable following any conversion of this Note pursuant to this Section 2, the Company shall execute a new Note in substantially the form hereof in an aggregate principal amount equal to the amount by which the outstanding Principal Amount of this Note (as may be reduced from time to time pursuant to and as provided in Section 1.6(a) of the Merger Agreement), as determined immediately prior to such conversion, exceeds the Elected Amount, as determined immediately prior to such conversion.

            2.6 Conversion Upon Merger, Consolidation or Sale of Assets or Stock. In the event of: (a) a merger or consolidation of the Company with or into another corporation, limited liability company, general or limited partnership, joint venture, association or other legal entity (other than a merger or consolidation pursuant to which the Company is the surviving corporation and the shareholders of the Company immediately preceding such merger or consolidation continue to own at least fifty percent (50%) of the capital stock of the Company entitled to vote following the closing of such merger or consolidation, or (b) the sale of all or substantially all of the assets or capital stock of the Company, the Company shall give to Holder twenty
(20) calendar days notice prior to any such event.

        3. Amendment Provisions. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and the Holder of this Note, and then only to the extent set forth therein.

        4. Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Company and the Holder.

        5. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, the Company and the Holder thereof and their respective successors and assigns.

        6. Notices. Any communication required or desired to be given hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

                      If to the Company:

                      NexPrise, Inc.
                      1010 Joaquin Road
                      Mountain View, California  94043
                      Attention:  Chief Financial Officer
                      Telecopy: (650) 903-5555


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                      If to Holder:

                      [ADDRESS]

                      Telecopy:

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause
(iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

        7. No Rights as Shareholder. This Note, as such, shall not entitle the Holder to any rights as a shareholder of the Company, except as otherwise specified herein.

        8. Legends. If applicable, all certificates representing any Stock issued pursuant to this Note will bear the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

        Any legend required under applicable state or foreign securities laws.

        9. Issuance of Senior Debt. Until the indebtedness evidenced by this
Note is paid in full or converted in accordance with the provisions hereof, the Company will not, without the prior written consent of the holders of at least two thirds of the aggregate amount of the then outstanding Convertible Promissory Notes issued pursuant to the Merger Agreement, create or incur any indebtedness for borrowed money which ranks senior in priority of payment to the indebtedness owing under this Note, other than (a) the principal of and unpaid accrued interest on indebtedness for borrowed money of Company on a secured basis to any bank or other financial institution whose principal business is lending funds on a secured basis, (b) secured or senior indebtedness existing on the date hereof, and (c) all renewals, refinancings or extensions of any such indebtedness described in clauses (a) and (b) above.


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        10. Headings and Governing Law. The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note. The validity, meaning and effect of this Note shall be determined in accordance with the laws of the State of California, without regard to principles of conflicts of law.

        IN WITNESS WHEREOF, the undersigned has duly caused this Note to be signed in its name and on its behalf by its duly authorized officer as of the date hereinabove written.

                                            NEXPRISE, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


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                                    Exhibit A
                                CONVERSION NOTICE

To:     NEXPRISE, INC.

        The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this $___________ of this Note into shares of Common Stock of NexPrise, Inc. in accordance with the terms of the Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:
      --------------------------------



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                                            Signature(s)


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                                    Exhibit B
                                   STOCK POWER

For value received, the undersigned hereby assigns and transfers to _________________ an amount equal to ____________________________ (________)
shares of Common Stock of NEXPRISE, INC. (the "Corporation" ), standing in the name of the undersigned on the books of said Corporation represented by Certificate No. __ and does hereby irrevocably constitute and appoint ______________________ as attorney-in-fact to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:  __________, 200_


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